Filed by Coastline Corporate Services, Inc. – 727-596-6095

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2008

Sparking Events, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

333-148005

(Commission File Number)

20-8009362

(IRS Employer Identification No.)

112 North Curry Street

Carson City, NV

 (Address of principal executive offices)(Zip Code)

(775) 321-8299

Registrant’s telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective April 24, 2008, Adam Godoy Borges dos Santos and effective April 28, 2008, Kelli Cristina Vicente Gomes were appointed as Directors of Sparking Events, Inc.

Miss Gomes had always enjoyed dancing and music. She is experienced in Street dance, Black music and Brazilian rhythms like Forro and Axe. When she was 16, Miss Gomes founded a girl’s dance group called “Backstreet girls cover” which had made appearances in various events for about 3 years. Miss Gomes is experienced in the organization of live performance events.

Filed by Coastline Corporate Services, Inc. – 727-596-6095

Adam has been a martial arts enthusiast from an early age. He has been working as a martial arts instructor since July 2004. He is an experienced award winning fighter. Mr. Santos has experience in the organization and promoting of professional martial arts events.

Mr. Santos graduated from the Universidade de Santo Amaro in 2007 having earned a Bachelor of Physical Education.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sparking Events, Inc.

(Registrant)

Date: June 2, 2008	By: /s / Carlo Giusto
Name: Carlo Giusto
Title: President and Chief Executive Officer

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